Schedule 14A
                                (Rule 14A-101)
                    Information Required In Proxy Statement
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                       [_] Confidential, For Use of the Com-
[_] Preliminary Proxy Statement           mission Only (as permitted by Rule
                                          14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            First Union Corporation
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               (Name of Registrant as Specified In Its Charter)

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        (Name of Person(s) Filing Proxy, if other than the Registrant)

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Tuesday                            Media Contact:              Mary Eshet
March 13, 2001                                                 704-383-7777
                                   Investor Relations Contact: Alice Lehman
                                                               704-374-4139




FIRST UNION ALIGNS COMPENSATION MORE CLOSELY
WITH SHAREHOLDER INTERESTS
2001 Proxy Statement Highlights Major Changes to Compensation Plans

CHARLOTTE--To better align executive and employee compensation with company performance and shareholder interests, First Union Corporation (NYSE:FTU) is making several major changes to its compensation structure. Descriptions of new policies and programs are included in the proxy statement for the 2001 annual meeting of shareholders, which the company began distributing today. These policies and programs include termination of the company's Supplemental Executive Retirement Plan, changes to its management incentive plan, new stock ownership guidelines and an amendment to its stock option plan.

"These changes to our compensation structure reflect the commitment our management team has to our shareholders, and the confidence we have in our ability to perform," said First Union Chairman and Chief Executive Officer Ken Thompson. "Tying employee compensation to individual and company performance is the right thing to do for our shareholders."

Termination of Supplemental Executive Retirement Plan (SERP)
Top-level executives no longer will receive a SERP, an additional retirement plan to the company's pension plan. First Union's SERP was terminated in October 2000. As a result of the SERP termination, First Union expects to save approximately $16 million per year over the next five-year period.

Executives formerly covered by the SERP received a one-time grant of stock options in lieu of future benefits under the SERP. These special one-time stock option grants will make those executives' future retirement benefits more contingent on stock price appreciation and less dependent on cash entitlements for service tenure.

Due to limitations under First Union's existing stock plan, there were an insufficient number of available stock options to compensate CEO Ken Thompson for foregone benefits. Therefore, a cash payment of approximately $4 million was made to Thompson in 2000. Subsequently, Thompson invested the net after-tax proceeds of this payment in an open-market purchase of First Union common stock, thereby also further linking his future retirement benefits with shareholder interests.

"I am interested in showing current and future shareholders of First Union how much I believe in this company by investing all of my net proceeds from this one-time payment in First Union stock," said
Thompson.

Stock Ownership Guidelines
The proxy statement details First Union's new stock ownership guidelines for senior executives, specifying that the CEO should own First Union common stock with a value equal to at least five times his annual salary. Similarly, vice chairmen should own stock valued at least four times annual salary, and other members of the Operating Committee (First Union's senior officer management team) have a requirement of at least three times their respective salaries. All officers listed in the proxy statement meet the level of stock ownership required by the guidelines.


Changes to Management Incentive Plans
In order to tie incentives more closely to company performance and rely more heavily on stock options for long-term incentive, the company plans changes to management incentive programs.

The proxy statement includes a request for shareholders to approve a new Senior Management Incentive Plan. Under this plan, the Human Resources Committee of First Union's corporate board determines the corporate performance criteria and goals to be achieved before any awards are paid. The criteria are highly consistent with shareholder interests and primarily linked to growth in earnings per share and economic profit. This new plan replaces the previous short-term management incentive plan.

In addition, the proxy statement also describes First Union's intention to rely more heavily on stock options to effect long-term incentive compensation in the future. As a result, the Long-Term Cash Incentive Plan will be terminated after making final payments, if any, in 2001 for the performance period 1998-2000. The Operating Committee will not receive any payouts in 2001 under this plan.

These changes to management incentives clearly tie management's incentive payments to company performance that contributes to shareholder value.

Amendment to 1998 Stock Option Plan
The company is requesting shareholder approval to increase the number of shares of common stock that may be subject to a stock award or option grant to an individual participant in any calendar year from 500,000 to 750,000. The total number of stock awards that may be granted per year in aggregate remains unchanged.

The primary purposes of the stock plan are to help align employees' long-term financial interests with those of shareholders; reinforce a performance-oriented culture and strategy; reward employees for increasing First Union's common stock price over time; and attract, retain and motivate employees.

Other
As previously reported, the proxy also confirmed that no salary increases will be made to executives earning $150,000 or more, except in the case of promotion.

First Union (NYSE:FTU), with $254 billion in assets and stockholders' equity of $15 billion at December 31, 2000, is a leading provider of financial services to 15 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 11 East Coast states and Washington, D.C., and full-service brokerage offices in 46 states. Online banking products and services can be accessed through WWW.FIRSTUNION.COM.